Exhibit 24.0

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Edmund T. Leonard and Carolyn M. Mroz as the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments to the Form MHC-1, Notice of Mutual Holding Company Reorganization and Form MHC-2, Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company, (collectively, the “Applications”) by Bay-Vanguard Federal Savings Bank or BV Financial, Inc., and the Registration Statement on Form SB-2 by BV Financial, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Office of Thrift Supervision (the “OTS”) or the U.S. Securities and Exchange Commission, respectively, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Part 563b of the OTS Rules and Regulations and the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the foregoing Powers of Attorney prepared in conjunction with the Applications and the Registration Statement on Form SB-2 have been duly signed by the following persons in the capacities and on the dates indicated.

Name	Date

/s/ Edmund T. Leonard Edmund T. Leonard Chairman, Chief Financial Officer and Director (principal financial and accounting officer) BV Financial, Inc.	September 17, 2004

Chairman, Chief Financial Officer and Director (principal financial and accounting officer) Bay-Vanguard Federal Savings Bank

/s/ Carolyn M. Mroz Carolyn M. Mroz President, Chief Executive Officer and Director (principal executive officer) BV Financial, Inc.	September 17, 2004

President, Chief Executive Officer and Director (principal executive officer) Bay-Vanguard Federal Savings Bank

/s/ Michael J. Birmingham, III Michael J. Birmingham, III Director BV Financial, Inc.	September 17, 2004

Director Bay-Vanguard Federal Savings Bank

/s/ Daniel J. Gallagher, Jr. Daniel J. Gallagher, Jr. Director BV Financial, Inc.	September 17, 2004

Senior Vice President and Director Bay-Vanguard Federal Savings Bank

/s/ Robert R. Kern, Jr. Robert R. Kern, Jr. Director BV Financial, Inc.	September 17, 2004

Director Bay-Vanguard Federal Savings Bank

/s/ Edmund J. Kowalewski Edmund J. Kowalewski Director BV Financial, Inc.	September 17, 2004

Director Bay-Vanguard Federal Savings Bank

/s/ Brian K. McHale Brian K. McHale Director BV Financial, Inc.	September 17, 2004

Director Bay-Vanguard Federal Savings Bank

/s/ Anthony J. Narutowicz Anthony J. Narutowicz Director BV Financial, Inc.	September 17, 2004

Director Bay-Vanguard Federal Savings Bank

/s/ Jerry S. Sopher Jerry S. Sopher Director BV Financial, Inc.	September 17, 2004

Director Bay-Vanguard Federal Savings Bank

/s/ Catherine M. Staszak Catherine M. Staszak Director BV Financial, Inc.	September 17, 2004

Director Bay-Vanguard Federal Savings Bank